UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14a
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO    )

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Speedemissions, Inc.

(Name of Registrant as Specified in Its Charter)

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SPEEDEMISSIONS, INC.
1015 Tyrone Road, Suite 220
Tyrone, Georgia 30290
(770) 306-7667

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held June 14, 2010

To our Shareholders:

The Annual Meeting of Shareholders of Speedemissions, Inc. (“Speedemissions”) will be held at 10:00 a.m., local time, on Monday, June 14, 2010, at the headquarters of Speedemissions located at 1015 Tyrone Road, Suite 220, Tyrone, Georgia 30290, for the following purposes:

(1)	To elect five (5) directors of Speedemissions to serve until the 2011 annual meeting and until their successors are elected and qualified;

(2)	To ratify the appointment of Habif, Arogeti & Wynne, LLP as independent auditors of Speedemissions for the fiscal year ending December 31, 2010; and

(3)	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The Board of Directors has set April 19, 2010 as the record date for the annual meeting. You will only be entitled to notice of, and to vote at, the annual meeting if you are a holder of record of shares of Speedemissions’ common stock or Series A Convertible Preferred Stock at the close of business on the record date. The stock transfer books will not be closed.

We may adjourn the annual meeting without notice other than announcement at the meeting or adjournments thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

We have provided details concerning those matters to come before the annual meeting in the accompanying proxy statement. Whether or not you plan to attend the annual meeting, please sign, date and return the accompanying proxy card. Returning your proxy card does not deprive you of your right to attend the annual meeting and to vote your shares in person.

By order of the Board of Directors,

Richard A. Parlontieri, President

April 27, 2010
Tyrone, Georgia

SPEEDEMISSIONS, INC.
1015 TYRONE ROAD, SUITE 220
TYRONE, GEORGIA 30290
(770) 306-7667

PROXY STATEMENT

Annual Meeting of Shareholders
to be held June 14, 2010

INTRODUCTION

We are furnishing this proxy statement and proxy card to the shareholders of Speedemissions, Inc., which we sometimes refer to as “Speedemissions,” or the “Company”, on behalf of Speedemissions’ Board of Directors on or about April 27, 2010. Our Board of Directors is soliciting your proxy to vote your shares at the annual meeting of Speedemissions’ shareholders to be held at 10:00 a.m., local time, on Monday, June 14, 2010, at the headquarters of Speedemissions located at 1015 Tyrone Road, Suite 220, Tyrone, Georgia 30290, or at any adjournment or postponement thereof.

At the annual meeting, the shareholders will be asked to:

(1)	elect five (5) members to the Board of Directors of Speedemissions to serve until the 2011 annual meeting;

(2)	ratify the appointment of Habif, Arogeti & Wynne, LLP as independent auditors of Speedemissions for the fiscal year ending December 31, 2010; and

(3)	transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The Board of Directors has set April 19, 2010 as the record date for the annual meeting. You are entitled to notice of and to vote at the annual meeting if you own shares of common stock or Series A Convertible Preferred Stock as of the close of business on our record date. At the close of business on the record date there were 7,380,968 outstanding shares of our common stock, par value $0.001 per share, and 5,133 outstanding shares of our Series A Convertible Preferred Stock, par value $0.001 per share. If you own shares of our common stock, you are entitled to one (1) vote for each share in person or by proxy on all matters properly to come before the annual meeting for each share of our common stock that you own on the record date. If you own shares of our Series A Convertible Preferred Stock, you are entitled to eight hundred thirty-three and one-third (833.33) votes for each share in person or by proxy on all matters properly to come before the annual meeting for each share of our Series A Convertible Preferred Stock that you own on the record date.

The materials for Speedemissions’ 2010 annual meeting of shareholders are available on the internet, which includes the 2009 Annual Report on Form 10-K, this proxy statement and the proxy card. You may view these documents at www.shareholdermaterial.com/spmi.Our proxy statement and proxy card for the 2010 annual meeting and our 2009 Annual Report on Form 10-K are also available on our website at www.speedemissions.com/invest_center.aspx until at least June 15, 2011. Our Annual Report on Form 10-K and other materials on our website are not proxy soliciting materials.

Voting Instructions

If you are a record owner of our common stock or Series A Convertible Preferred Stock you may vote your shares on matters properly presented at the annual meeting in one of two ways:

●	by signing and returning the accompanying proxy card ; or
●	by attending the meeting and voting in person.

If you hold shares in “street name” (that is, through a bank, broker or other nominee), such shares must be voted in accordance with instructions provided by the nominee. If your shares are held in the name of a nominee and you would like to attend the annual meeting and vote in person, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the annual meeting.

 If you properly cast your vote, and you do not subsequently revoke your proxy, your vote will be voted in accordance with your instructions. If you sign and return the proxy card but do not give instructions, the shares represented by that proxy will be voted FOR the election of each director nominee nominated by the Board of Directors, and FOR the ratification of the appointment of Habif, Arogeti & Wynne, LLP as independent auditors.

You may revoke your proxy prior to the annual meeting by either (i) submitting to Speedemissions a properly executed proxy bearing a later date, (ii) by voting in person at the meeting, or (iii) by giving written notice of revocation to the Secretary of Speedemissions, Michael Shanahan. The mailing address of Speedemissions is 1015 Tyrone Road, Suite 220, Tyrone, Georgia 30290.

Quorum and Voting Requirements

Quorum

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at a meeting will constitute a quorum to conduct business at the annual meeting. Proxies received but marked as abstentions and “broker non-votes” (which generally occur when a registered broker (or other nominee) who holds securities in “street name” does not receive voting instructions from the beneficial owners) will be included in the calculation of the number of shares considered to be present at the meeting.

Voting Requirements

The vote required to approve the above proposals is the affirmative vote of the holders of a majority of Speedemissions’ voting securities. Each holder of common stock is entitled to one (1) vote for each share held. Each holder of Series A Convertible Preferred Stock is entitled to eight hundred thirty-three and one-third (833.33) votes for each share held, representing a total of 4,277,483 votes. All outstanding shares are fully paid and nonassessable. The transfer agent for the common stock is Interwest Transfer Company, 1981 – 4800 South, Suite 100, Salt Lake City, Utah 84117, telephone (801) 272-9294.

Expenses of Solicitation

Speedemissions will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the annual meeting. Solicitation may be made by certain of our directors, officers or employees telephonically, electronically or by other means of communication and they will receive no additional compensation for such solicitation. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

Availability of Certain Documents

You may obtain copies of our 2009 Annual Report on Form 10-K without charge by contacting Michael Shanahan at 1015 Tyrone Road, Suite 220, Tyrone, Georgia 30290, telephone (770) 306-7667. Our 2009 Annual Report on Form 10-K is not a proxy soliciting material.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Bylaws provide that our Board of Directors is comprised of at least one and not more than seven directors until changed by a duly adopted amendment to our Articles of Incorporation or by an amendment to the Bylaws, adopted by the vote or written consent of a majority of our shareholders entitled to vote. Directors are elected by the shareholders at each annual meeting to hold office until their respective successors are elected and qualified, and need not be shareholders of Speedemissions or residents of the State of Florida. The majority of the remaining directors, though less than a quorum, or a sole remaining director, may appoint directors to fill any vacancies on the board of directors resulting from the death, resignation or removal of a director. A director appointed by the directors to fill a vacancy on the board of directors holds office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

Although the Board of Directors of Speedemissions expects that each of the following nominees will be available to serve as a director, in the event that any of them should become unavailable prior to the shareholders meeting, a replacement will be appointed by a majority of the then-existing Board of Directors. The Board of Directors has no reason to believe that any of its nominees, if elected, will be unavailable to serve. Each nominee has signed a written consent to serve as a director of Speedemissions. All nominees are expected to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.

Nominees For Election As Director

Richard A. Parlontieri (Age 64) has served on our Board of Directors and as our president and chief executive officer since June 2003. From 1997 to December 2000, he was the chief executive officer of ebank.com, Inc. (“ebank”), a publicly held bank holding company headquartered in Atlanta. ebank, which began as a traditional bank designed to deliver banking services in a non-traditional way, was an internet bank that provided banking services focusing on small business owners. Prior to starting ebank, Mr. Parlontieri was president and chief executive officer of Habersham Resource Management, Inc., a consulting firm with over 16 years experience in the financial services, mortgage banking, real estate, home health care and capital goods industries. While at Habersham, Mr. Parlontieri co-founded and organized banks (including Fayette County Bank which was sold to Regions Financial Corporation) and completed strategic acquisitions or divestitures for banks, mortgage companies and real estate projects.

Mr. Parlontieri currently serves on the Industry Advisory Board for Georgia’s Vehicle Emission Inspection and Maintenance Program. He is also a member of the Georgia Emissions Testing Association (GETA).

Bradley A. Thompson (Age 45) has served on our Board of Directors since August 2003. Mr. Thompson is currently the chief investment officer for Stadion Money Management, Inc., (formerly PMFM, Inc.), a position he has held since September 2006. From 1999 to September 2006, Mr. Thompson served as the chief investment officer and chief financial analyst for Global Capital Advisors, LLC, an affiliate of GCA Strategic Investment Fund, Limited, where he served as a Board member until September of 2006. Mr. Thompson also served as the chief operating officer and secretary for Global Capital Management Services, Inc., the corporate general partner and managing partner of Global Capital Funding Group, LP, a licensed SBIC. Prior to joining GCA in 1998, Mr. Thompson was self-employed, managing his own small business enterprises. Mr. Thompson was the president and sole owner of Time Plus, an automated payroll accounting services firm for small to mid sized companies. Mr. Thompson was also 50% owner and vice president, chief financial officer of AAPG, Inc., a specialty retail sporting goods firm. Mr. Thompson has since sold his interest in AAPG, Inc.

Mr. Thompson has a Bachelor of Business Administration Degree in Finance from the University of Georgia, and also holds the Chartered Financial Analyst designation. He is a member of the CFA Institute and the Bermuda Society of Financial Analysts. Mr. Thompson served as a Board member on Axtive, Inc. from May 2003 to June 2005.

Ernest A. Childs, Ph. D. (Age 63) has served on our Board of Directors since June 2005. Dr. Childs is currently the president emeritus, chief executive officer of Archea Solutions, Inc., a position he has held since April 2000. ArcheaSolutions is a privately held environmental company that specializes in solutions for wastewater processing problems. Prior to joining ArcheaSolutions, Dr. Childs was the chief executive officer of Benesys, Inc. and Equity Development, Inc. Benesys was a benefit consulting company for companies in the health care industry and Equity Development was a consulting company that specializes in assisting people injured in major work and traffic accidents. Dr. Childs received his Bachelor of Science in Botany and Chemistry from the University of Tennessee in 1968, his Masters of Science in Radiation Biology from the University of Tennessee in 1969, and his PhD in Food Toxicology from the University of Georgia in 1971.

Michael E. Guirlinger (Age 62) has served on our Board of Directors since August 2006. Mr. Guirlinger is currently the executive vice president of operations for Interactive Holdings, Inc., a position he obtained in April 2009. Prior to joining Interactive Holdings, Mr. Guirlinger was the senior vice president, regional sales manager for Fiserv-Wealth Management Division from May 2008 to March 2009. Mr. Guirlinger was also chief executive officer and chief operating officer for Language Access Network from June 2006 to April 2008. Language Access Network was publicly held until its acquisition by Emergent Medical Associates in March 2008. Mr. Guirlinger served as managing director from March 2001 to May 2006 for Profit Technologies Corporation, a privately held company in Davidson, North Carolina, which offered consulting services to the financial/corporation market. He has extensive experience, as both manager and a director, in a variety of professional practices, both public and private, with a particular emphasis in the financial services industry. Mr. Guirlinger received his Bachelor of Arts from Aquinas College in 1970 and his Masters in Business Administration from Ohio State University in 1986.

Gerald Amato (Age 57) has served on our Board of Directors since June 2008. Mr. Amato is currently the president for Booke & Company, a company he has been employed by since 1981. Booke & Company provides full service investor relations for emerging growth companies, along with those on the NYSE, NASDAQ and AMEX. Mr. Amato began his career as a public accountant and worked at the firm of Deloite & Touche, LLP. Mr. Amato served on the Advisory Board of the Make-A-Wish Foundation and other charitable organizations. He received his Bachelor of Science from St. Francis College in 1973.

Director Qualifications

The Board seeks qualified non-employee director candidates and describes the necessary experiences and skills expected of director candidates as follows:

“Candidates for non-employee directors of Speedemissions should be individuals who have achieved prominence in their fields, with experience and demonstrated expertise in managing organizations, and/or, in a professional or scientific capacity, be accustomed to dealing with complex situations.”

The Board seeks, through its membership, to achieve a balance of experiences important to the Company including: financial expertise; experience managing organizations; and expertise resulting from significant academic, scientific or research activities. The table below describes the particular experience, qualifications, attributes, and skills of each non-executive director nominee that led the Board to conclude that such person should serve as a director of the Company.

B.A.Thompson	●	Leadership position as chief investment officer for Stadion Money Management
	●	Leadership position as the former chief investment officer for Global Capital Advisors, LLC, an affiliate of GCA Strategic Investment Fund, Limited.
	●	Outside board experience as a prior director of GCA Strategic Investment Fund, Limited and Axtive, Inc.
	●	Leadership position as chief operating officer and secretary for Global Capital Funding Group, L.P., a licensed SBIC
	●	Financial expertise
E.A Childs, Ph.D.	●	Leadership position as chief executive officer of ArcheaSolutions, Inc.
	●	Leadership position as former chief executive officer of Benesys, Inc.
	●	Leadership position as former chief executive officer of Equity Development, Inc.
	●	Outside board experience as Chairman of the Water & Wastewater Equipment Manufacturers Association, Inc.
	●	Academic teaching experience at University of Tennessee and Oregon State University
	●	Expertise in finance, business operations, chemicals and archaea
	●	Authorship of 65 peer reviewed publications and 13 editorial review boards including Journal of Biological Chemistry, Journal of Association of Official Analytical Chemists
	●	Researcher of the year from five scientific societies
M. Guirlinger	●	Leadership position as executive vice-president of operations of Interactive Holdings, Inc.
	●	Leadership position as former chief executive officer of Language Access Network
	●	Leadership position as former managing director of Profit Technologies Corporation
	●	Financial expertise
G. Amato	●	Leadership position as president of Booke & Co., a full service investor relations firm for emerging growth companies, along with those on the NYSE, NADAQ and AMEX
	●	Outside advisory board experience with multiple charitable organizations
	●	Financial expertise

Director Independence

The Board has reviewed relevant relationships between each non-employee director and director nominee to determine director independence.  The Board has also evaluated whether there are any facts or circumstances that might impair a director’s independence.  Based on that review, the Board has determined that Bradley A. Thompson, Michael E. Guirlinger, Ernest Childs, Ph.D and Gerald Amato are independent directors. Because of his employment with Speedemissions, we have determined that Richard A. Parlontieri is not an independent director. The Company evaluated director independence under NASDAQ Rule 5605(a)(2).

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES NOMINATED FOR ELECTION AS DIRECTORS BY THE BOARD OF DIRECTORS.

CORPORATE GOVERNANCE

Overview

The Board of Directors and its committees perform a number of functions for Speedemissions and its shareholders, including:

●	Overseeing the management of the Company on your behalf, including oversight of risk management;

●	Reviewing Speedemissions’ long-term strategic plans;

●	Exercising direct decision-making authority in key areas;

●	Selecting the Chief Executive Officer (CEO) and evaluating the CEO’s performance; and,

●	Reviewing development and compensation plans for Speedemissions’ top executives.

All Speedemissions’ directors stand for election at the annual meeting.  Employee directors resign from the Board when they are no longer employed by Speedemissions.

Risk Oversight

Responsibility for risk oversight rests with the full Board of Directors. The Audit Committee and the Compensation Committee assist the Board with this responsibility.

●	The Board as a whole oversees risks associated with corporate governance, including Board structure and director succession planning;

●
The Audit Committee oversees risks associated with financial and accounting matters, including compliance with legal and regulatory requirements, and the Company’s financial reporting and internal control systems.

●
The Compensation Committee helps ensure that the Company’s compensation policies and practices support the retention and development of executive talent with the experience required to manage risks inherent to the business and do not encourage or reward risk-taking by our executives.

●	The Board as a whole oversees risks associated with financial policies and strategies, and capital structure.

The Board receives regular updates from the committees about their activities in this regard and at least annually participates in reviews with management addressing the progress of significant projects and operational activities.

Board Leadership Structure

The Board believes the interests of all shareholders are best served at the present time through its collective leadership with no single Board member holding the title of  Board Chairman.

The current CEO/President possesses an in-depth knowledge of the Company, its operations and the emissions testing and safety inspection industry.  His 44 years of successful experience in progressively more senior positions, including CEO responsibilities at another company provide the Company with experienced leadership.

The Board believes that his experience and knowledge of the Company’s industry put the CEO in the best position to provide leadership for the Board as it considers strategy and as it exercises its fiduciary responsibilities to the Company’s shareholders.

Further, the Board has demonstrated its commitment and ability to provide independent oversight of management.

The Board is comprised entirely of independent directors, except for the CEO.  All of the Audit and Compensation Committee members are independent, except for the CEO. Each independent director has access to the CEO and other Company executives on request, may call meetings of the independent directors, and may request agenda topics to be added or examined in greater detail at meetings of the full Board or an appropriate Board committee.

Board Meetings and Committees

During the fiscal year ended December 31, 2009, the Board of Directors held six meetings. Each of our directors attended at least 75% of the meetings of the Board of Directors and the committees of the board on which he served during 2009. We currently have two standing committees of the Board of Directors: the Compensation Committee and the Audit Committee, which are described below. We do not presently have a standing Nominating Committee.

Nominating Committee

During the fiscal year ended December 31, 2009, Speedemissions did not have a standing nominating committee. The NASDAQ rules do not require us to have a nominating committee since we are a “controlled company” in that more than 50% of our voting common stock was held by GCA Strategic Investment Fund, Limited. The Board believes that there is no material benefit to having a separate nominating committee at this time due to the size of our company, and the fact that we are controlled by one large shareholder. Nominees for election as a director are determined by the entire Board. The Board makes all decisions regarding nominees for directors based upon the best interest of the company and its shareholders.

Compensation Committee

The Compensation Committee assists the Board in carrying out its responsibilities relating to the compensation of the Company’s executives. Our Compensation Committee consists of three directors. In 2009, Mr. Guirlinger served as chairman of the Compensation Committee and Mr. Parlontieri and Mr. Amato also served on the Compensation Committee.  The Compensation Committee is also charged with approving incentive compensation plans for management. Mr. Parlontieri, our President and Chief Executive Officer, makes recommendations to the Compensation Committee regarding the structure of compensation packages and discusses such recommendations with the committee. Mr. Parlontieri recuses himself from decisions regarding his own compensation. The Compensation Committee met two times in 2009. The Compensation Committee does not have a written charter.

Audit Committee

The Audit Committee is responsible for assisting the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices and financial statements of the Company and  the independence, qualifications and performance of the Company’s independent registered public accounting firm.  The Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm and reviewing and approving in advance audit engagement fees and all permitted non-audit services and fees.

In 2009, we had two members on the Audit Committee: Mr. Thompson, who served as chairman, and Dr. Childs. The Audit Committee also prepared the report, included elsewhere in this proxy statement, required by the rules of the SEC to be included in our annual proxy statement. The Audit Committee met four times during 2009. The Audit Committee does not have a written charter.

Our Board of Directors has determined that Mr. Thompson, based upon his education and extensive experience in accounting, is an “audit committee financial expert” within the meaning of the rules of the SEC. No member of the Audit Committee is presently serving on the audit committee of another company.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Habif, Arogeti & Wynne, LLP to audit the consolidated financial statements of Speedemissions for the fiscal year ending December 31, 2010, and seeks ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its appointment. The affirmative vote of the holders of a majority of the shares present or represented by proxy at the 2010 annual meeting is required to ratify the appointment of Habif, Arogeti & Wynne, LLP as Speedemissions’ independent auditors for the fiscal year ending December 31, 2010.

Habif, Arogeti & Wynne, LLP was engaged as independent public accountants of Speedemissions for 2008 and 2009. Representatives from Habif, Arogeti & Wynne, LLP will be present at the annual meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The table below sets forth the aggregate fees billed to Speedemissions for audit, audit-related, tax and other services provided by Habif, Arogeti & Wynne, LLP to Speedemissions during 2009 and 2008.

	2009	2008
Audit fees (1)	$135,209	$177,373
Audit-related fees	—	—
Tax fees (2)	8,000	7,700
All other fees	—	—

Total	$143,209	$185,073

(1)	Fees for audit services billed in 2009 and 2008 consisted of:

●	Audit of Speedemissions’ annual financial statements and Sarbanes-Oxley Act compliance related services;
●	Review of Speedemissions’ quarterly financial statements;
●	Review of Speedemissions’ S-1 filings;
●	Review of Speedemissions’ amended SEC filings; and
●	Consents and other services related to Securities and Exchange Commission matters.

(2)	Fees for tax services billed in 2009 and 2008 consisted of:

●	Federal tax return compliance assistance;
●	State tax return compliance assistance.

All of the fees described above for the fiscal years ended December 31, 2009 and 2008 were either approved in advance, or subsequently ratified, by the Audit Committee. All fees paid to Habif, Arogeti & Wynne, LLP and its predecessor Tauber & Balser, P.C. in 2009 and 2008 which required the pre-approval of the Audit Committee were approved in accordance with our pre-approval policies and procedures described below.

Pre-Approval Policies and Procedures

Audit and Non-Audit Services Pre-Approval Policy. Under the Sarbanes-Oxley Act of 2002, the audit committee of the board of directors is responsible for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the audit committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from Speedemissions. To implement these provisions of the Sarbanes-Oxley Act of 2002, the SEC has issued rules specifying the types of services that an independent auditor may not provide to its audit client and governing the audit committee’s administration of the engagement of the independent auditor.

Audit Services. Audit services in the annual audit engagement include the annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits and other procedures required to be performed by the independent auditor in order for the independent auditor to form an opinion on Speedemissions’ consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control and consultations relating to the annual audit or quarterly review. In addition to the audit services included in the annual audit engagement, the Audit Committee may approve other audit services. Other audit services are those services that only the independent auditor can reasonably provide and include statutory audits or financial audits for our subsidiaries or affiliates and services associated with SEC registration statements, periodic reports and other documents we file with the SEC or other documents issued in connection with a securities offering.

Audit-Related Services. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor. The Audit Committee may grant pre-approval to audit-related services if the provision of audit-related services does not impair the independence of the auditor and is consistent with SEC rules on auditor independence. Audit-related services include consultations relating to accounting, financial reporting or disclosure matters not classified as “audit services,” assistance with understanding and implementing new accounting and financial reporting guidance from rule-making authorities, financial audits of employee benefit plans, and assistance with internal control reporting requirements.

Tax Services. Our Audit Committee believes that the independent auditor can provide tax services to Speedemissions such as tax compliance, tax planning and tax advice without impairing the auditor’s independence, and the SEC has stated that the independent auditor may provide such services. The Audit Committee may grant pre-approval to those tax services that the Audit Committee believes would not impair the independence of the auditor and are consistent with SEC rules on auditor independence.

Other Non-Audit Services. Our Audit Committee believes, based on the SEC’s rules prohibiting the independent auditor from providing specific non-audit services, that certain types of non-audit services are permitted. Accordingly, the Audit Committee believes it may grant pre-approval for those permissible non-audit services that it believes are routine and recurring services, would not impair the independence of the auditor, and are consistent with the SEC’s rules on auditor independence. Our Audit Committee may not pre-approve any of SEC’s prohibited non-audit services.

Pre-Approval Procedures.

Annual Audit Engagement. Our Audit Committee approves the appointment of the independent auditor of Speedemissions and pre-approves the services to be provided in connection with the preparation or issuance of the annual audit report or related work. The annual audit services are set forth in an engagement letter prepared by the independent auditor which is submitted to the Audit Committee for approval. The independent auditors report directly to the Audit Committee. Audit services within the scope of the engagement letter are deemed to have been pre-approved by our Audit Committee.

Pre-Approval of Other Audit and Non-Audit Services. Other audit services, audit-related services, tax services, and other non-audit services may be pre-approved by our Audit Committee either on a specific case-by-case basis as services are needed or on a pre-approval basis for services that are expected to be needed. Our management may submit requests for pre-approval of eligible services by the independent auditor from time to time to our Audit Committee. The request for approval must be sufficiently detailed as to the particular services to be provided so that the Audit Committee knows precisely what services it is being asked to pre-approve and so that it can make a well reasoned assessment of the impact of the service on the auditor’s independence. Budgeted amounts or fee levels for services to be provided by the independent auditor must be submitted with the request for pre-approval. Our Audit Committee will be informed of the services rendered by the independent auditor. Management will immediately report to the chairman of the Audit Committee any services that are not in compliance with the pre-approval policy that comes to the attention of any member of management.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF HABIF, AROGETI, & WYNNE, LLP AS INDEPENDENT AUDITORS OF SPEEDEMISSIONS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently comprised of two directors, Ernest Childs, Ph.D. and Bradley Thompson, who serves as its chairman. The Company’s management is responsible for the preparation, presentation and integrity of Speedemissions’ financial statements, accounting and financial reporting principles in compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of Speedemissions’ financial statements in accordance with generally acceptable auditing standards and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee is directly responsible in its capacity as a committee of the Board for the appointment, compensation and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee.

In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management and with Habif, Arogeti & Wynne, LLP, our independent auditors. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Accounting Standards (“SAS”) No. 61, Communications with Audit Committees, as currently in effect.

The Audit Committee has received from Habif, Arogeti & Wynne, LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, with respect to any relationships between Habif, Arogeti & Wynne, LLP and Speedemissions that in their professional judgment may reasonably be thought to bear on independence. Habif, Arogeti & Wynne, LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of Speedemissions within the meaning of federal securities laws. In addition to the disclosures and discussions mandated by SAS No. 61 and ISB Standards No. 1, the Audit Committee discussed with Habif, Arogeti & Wynne LLP risks of fraud and illegal acts as required by SAS No. 99 and other matters required to be communicated to the Committee by our independent auditor under the requirements of the Public Company Accounting Oversight Board and SEC.

All non-audit services performed by the independent auditors must be specifically pre-approved by the Audit Committee or a member thereof. The Audit Committee approved the non-audit services rendered by our independent auditors during the most recent fiscal year as required by Section 10A(i) of the Exchange Act and Rule 2.01(c)(7) of Regulation S-X and considered whether the approved non-audit services are compatible with maintaining the independence of such auditors. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Therefore, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter, the Audit Committee recommended to the Board of Directors that the audited financial statements of Speedemissions for 2009 be included in its Annual Report on Form 10-K for the year ended December 31, 2009, prior to the filing of such report with the SEC.

Audit Committee:
Bradley A. Thompson, Chairman
Ernest A. Childs
April 27, 2010

BENEFICIAL OWNERSHIP OF OUR STOCK

Based on our review of ownership reports filed with the SEC and Security Position Listings received from the The Depository Trust and Clearing Corporation (“DTCC”) and reports from Broadridge Financial Solutions, the following table shows how much common stock in the company is owned by the directors, certain executive officers, and owners of more than 5% of the outstanding common stock, as of April 19, 2010. The mailing address for each beneficial owner without a listed address below is in care of Speedemissions, Inc., 1015 Tyrone Road, Suite 220, Tyrone, GA 30290.

Common Stock

Name and address	Number of Shares Owned		Right To Acquire		Percentage of Beneficial Ownership (1)
GCA Strategic Investment Fund, Limited. (2) c/o Prime Management Ltd Mechanics Bldg 12 Church St. HM11 Hamilton, Bermuda HM 11	3,317,062		3,103,333	(3)	61.2%
Global Capital Funding Group, L.P. 106 Colony Park Drive, Suite 900 Cumming, GA 30040	62,299		3,574,167	(4)	33.2%
Richard Neil Molinsky	304,598	(14)	—
Richard Molinsky IRA E*Trade Custodian	205,438	(14)
Maria Molinsky IRS E*Trade Custodian	132,388	(14)
Richard Molinsky C/F Max Molinsky UTMA/CT	100,000	(14)
Maria Molinsky Attn: Richard Neil Molinsky	100,000	(14)
Max Communications, Inc.	100,000	(14)
Richard Molinsky & Maria Molinsky JTWROS	26,500	(14)
51 Lords Hwy East, Weston, CT 06883-2009					13.1	% (5)
Stephen J. Haberkorn TTE, Stephen Haberkorn Family Tr U/A DTD 10/31/1995	375,000	(14)			5.1	% (5)
Richard A. Parlontieri, President, CEO (6)	257,252	(7)	3,384,000	(8)	33.8%
Bradley A. Thompson (6)	850		188,500	(9)	2.5%
Gerald Amato (6)	57,500		100,000	(10)	2.1%
Michael E. Guirlinger (6)	2,500		175,000	(11)	2.3%
Michael S. Shanahan, CFO, Secretary			770,000	(12)	9.4%
Ernest A. Childs, PhD (6)			182,500	(13)	2.4%
All directors and executive officers as a group (6 persons)	318,102		4,800,000		42.0%

(1)
For each individual or entity, this percentage is determined by assuming the named person or entity exercises all options and warrants either has the right to acquire within 60 days, but that no other persons or entities exercise any options or warrants. For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options and warrants which he or she has the right to acquire within 60 days, but that no other persons or entities exercise any options or warrants. The calculations are based on 7,380,968 shares of common stock outstanding as of April 19, 2010.

(2)
Global Capital Advisors, LLC (“Global”), the investment advisor to GCA Strategic Investment Fund, Limited (“GCA”), has sole investment and voting control over shares held by GCA. Mr. Lewis Lester is the sole voting member of Global.

(3)	Includes 3,103,333 shares of common stock which may be acquired upon conversion of 3,724 shares of Series A Convertible Preferred Stock.

(4)
Includes 1,174,167 shares of common stock which may be acquired upon conversion of 1,409 shares of Series A Convertible Preferred Stock. Includes 800,000 shares of common stock which may be acquired upon the exercise of warrants at $0.90 per share, 800,000 shares of common stock which may be acquired upon the exercise of warrants at $0.60 per share and 800,000 shares of common stock which may be acquired upon the exercise of warrants at $0.30 per share.

(5)	The shareholder(s) listed may beneficially own more or less shares than the amount shown as the Company could not find any ownership reports filed by the shareholder(s) with the SEC.

(6)	Indicates a Director of Speedemissions. Address is 1015 Tyrone Rd, Suite 220, Tyrone, GA 30290

(7)	Includes 103,742 shares of common stock owned of record by Calabria Advisors, LLC, an entity controlled by Mr. Parlontieri.

(8)
Includes 150,000 shares of common stock which may be acquired upon the exercise of options at $1.00 per share; 44,000 shares of common stock which may be acquired upon the exercise of options at $2.50 per share; 1,075,000 shares of common stock which may be acquired upon the exercise of options at $0.58. Includes 2,100,000 shares of common stock which may be acquired upon the exercise of options at $0.125, of which, 1,400,000 options are fully vested and 700,000 options vest on May 19, 2010. Includes 15,000 shares which may be acquired upon the exercise of warrants at $2.50 per share.

(9)
Includes 5,000 shares of common stock which may be acquired upon the exercise of options at $1.00 per share. Includes 8,500 shares of common stock which may be acquired upon the exercise of options at $2.50 per share. Includes 75,000 shares of common stock which may be acquired upon the exercise of options at $0.58. Includes 100,000 shares of common stock which may be acquired upon the exercise of options at $0.125, of which, 66,666 options are fully vested and 33,334 options vest on May 19, 2010.

(10)	Includes 100,000 shares of common stock which may be acquired upon the exercise of options at $0.125, of which, 66,666 options are fully vested and 33,334 options vest on June 30, 2010.

(11)
Includes 75,000 shares of common stock which may be acquired upon the exercise of options at $0.58. Includes 100,000 shares of common stock which may be acquired upon the exercise of options at $0.125, of which, 66,666 options are fully vested and 33,334 options vest on May 19, 2010.

(12)
Includes 200,000 shares of common stock which may be acquired upon the exercise of options at $0.58. Includes 20,000 shares of common stock which may be acquired upon the exercise of options at $1.00. Includes 550,000 shares of common stock which may be acquired upon the exercise of options at $0.125, of which, 366,666 options are fully vested and 183,334 options vest on May 19, 2010.

(13)
Includes 5,000 shares of common stock which may be acquired upon the exercise of options at $1.00 per share. Includes 2,500 shares of common stock which may be acquired upon the exercise of options at $2.00 per share. Includes 75,000 shares of common stock which may be acquired upon the exercise of options at $0.58. Includes 100,000 shares of common stock which may be acquired upon the exercise of options at $0.125, of which, 66,666 options are fully vested and 33,334 options vest on May 19, 2010.

(14)
The Company obtained share ownership information from the Security Position Listing and other reports provided by The Depository Trust and Clearing Corporation and Broadridge Financial Solutions as of the record date, April 19, 2010.

Preferred Stock

Title of Class	Name	Number of Shares Owned	Percentage of Ownership of Class
Series A Convertible Preferred Stock	GCA Strategic Investment Fund, Limited c/o Prime Management Ltd Mechanics Bldg 12 Church St. HM11 Hamilton, Bermuda HM 11	3,724	72.5%
Series A Convertible Preferred Stock	Global Capital Funding Group, LP 106 Colony Park Drive, Suite 900 Cumming, GA 30040	1,409	27.5%
Series B Convertible Preferred Stock	Barron Partners LP (1) c/o Barron Capital Advisors, LLC Managing Partner Attn: Andrew Barron Worden 730 Fifth Avenue, 25th Floor New York, NY 10019	2,187,982	100%

(1)
Barron Partners LP (Barron) owned no shares of common stock on April 19, 2010. Barron may acquire 16,541,140 shares of common stock upon conversion of 2,187,982 shares of Series B Convertible Preferred Stock. However, Barron is restricted from converting any portion of the Series B Convertible Preferred Stock which would cause Barron to beneficially own in excess of 4.9% of the number of shares of common stock outstanding immediately after giving effect to such conversion. In addition, Barron may acquire 12,587,431 shares of common stock upon the exercise of warrants as follows: 4,195,810 shares at $0.90 per share, 4,195,810 shares at $0.60 per share and 4,195,811 shares at $0.30 per share. However, Barron is restricted from exercising any portion of the common stock warrants which would cause Barron to beneficially own in excess of 4.9% of the outstanding shares of common stock. The 4.9% restriction on 8,587,431 warrants may be waived if both Barron and holders of a majority of the outstanding shares of common stock who are not affiliates agreed to amend or waive such restriction. The 4.9% restriction on 4,000,000 warrants may be revoked by Barron upon sixty-one (61) days prior notice from Barron to Speedemissions. If the restrictions with respect to both the Series B Convertible Preferred Stock and the warrants are waived or amended, Barron could control approximately 81% of outstanding shares of common stock based on the number of outstanding shares as of April 19, 2010.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, or CD&A, discusses our compensation program for our President and Chief Executive Officer, or CEO, and our Chief Financial Officer or CFO, which we collectively refer to as our “named executive officers.” There were no other highly compensated officers. Our named executive officers are:

●	Richard A. Parlontieri, President and CEO (64) (Mr. Parlontieri’s biographical information is included elsewhere in this proxy statement in “Proposal 1—Nominees for Election as Director.”)

●
Michael S. Shanahan, CFO (41): Michael S. Shanahan joined Speedemissions in September 2005 and was engaged as our CFO in April 2006. Prior to his employment with Speedemissions, Mr. Shanahan was employed by StayOnline, Inc., a Wi-Fi ISP sold to LodgeNet Entertainment Corporation, as Vice President of Finance from November 2002 to October 2005. Mr. Shanahan’s financial experience also includes a position as Manager of Tax and Financial Reporting for Scientific Games International, and positions at KPMG Peat Marwick and Deloitte & Touche. Mr. Shanahan received his Bachelor of Science in Accounting and his Master in Accountancy from the University of Florida.

In this CD&A, the terms “we,” “us,” and “our” refer to Speedemissions, Inc. and not to the Compensation Committee. We describe our overall compensation philosophy, objectives and practices. Our philosophy and objectives generally apply to all of our employees and most of our employees are eligible to participate in the three main components of our compensation program: base salary, cash bonus and long-term incentives. The relative value of each of these components of our compensation program varies from year to year and for each individual employee, depending upon our financial and stock price performance and the employee’s role and responsibilities.

Our compensation program is designed:

●	to align executive officer and shareholder financial interests;

●	to enable us to attract, retain and motivate key, highly talented executive officers; and

●
to consider competitive compensation practices and other relevant factors without establishing compensation targets based on benchmark percentiles used by specific companies or a specific peer group of companies.

Compensation objectives

Leadership and motivation of our executive officers are critical to our long-term success. We believe our executive officer compensation program enables us to attract, retain and motivate key high-quality executive officers who are primarily responsible for our long-term success. Our executive officer compensation program also seeks to align these officers’ compensation with our short-and long-term operating and stock market performance.

The market for high quality executive officers is competitive. As with any company, part of attracting and keeping the executive officers we want involves offering total compensation packages that are competitive with those offered by other companies.

Compensation program design

Our compensation program is designed to reward our executive officers when they achieve our targeted annual performance goals; increase shareholder value; and maintain long-term careers with us. Accordingly, we:

●	provide total compensation that is competitive with other public companies that are similar in size;

●	link bonuses to corporate and individual performance; and

●	align management interests with shareholder interests by tying executive officer compensation in part to long-term shareholder returns.

In our view, a competitive pay package in our industry includes a salary that guarantees a minimum level of compensation for an executive officer, a meaningful bonus tied to achievement of both corporate and individual objectives, equity incentives that offer significant rewards if the market price of our common stock increases in the future, and benefits consistent with what is offered by similar companies. When targeted performance levels are not achieved and/or our stock price decreases, executive officer compensation may be substantially reduced. When targeted performance levels are exceeded and our stock price increases, executive officer compensation may be increased.

We have an employment agreement with our CEO. See “Executive Compensation—Employment Agreements” in this proxy statement for additional details of each employment agreement.

Components of compensation

For 2009, our compensation program for named executive officers included the following three main components:

●	base salary;

●	short-term incentive compensation; and

●	long-term, equity-based incentive compensation consisting of stock options

These three components constitute what we refer to as “total direct compensation” with respect to each named executive officer. We also provide compensation in the form of various other employee benefits and perquisites. Each of these elements helps us achieve the objectives of the program, and we believe that, together, they have been and will continue to be effective in achieving our overall objectives. A short description of each follows:

Base Salary

We provide an annual base salary to each named executive officer based in large part on job responsibility, experience level, individual performance, and the amount and nature of the other compensation paid to the named executive officer.

Short-term incentive compensation

We have established an Executive Incentive Compensation Plan for executive officers that provides for the payment of annual cash bonuses to motivate and reward achievement or corporate objectives. The Compensation Committee generally determines the structure of the overall short-term incentive program at the beginning of the year. In setting the structure and the amount of the overall bonus target, the Committee considers our strategic goals and plan, its operational and financial budget, and other factors, all of which are designed to improve shareholder value.

We may also award discretionary bonuses outside of the Executive Incentive Compensation Plan, based on extraordinary individual performance. We may or may not award an annual cash bonus, and any amount awarded varies according to the achievement of the corporate and individual performance objectives.

Equity-based incentives

We believe that offering equity incentives to our executive officers that become more valuable if the market price of our common stock increases provides an appropriate additional incentive to the executive officers to work towards this goal. Therefore, we award stock to our named executive officers. We have not issued performance-based restricted stock in the past but we are evaluating their issuance as we believe performanced-based restricted stock is being used increasingly by other companies as the primary equity incentive for executives and we need to offer these types of incentives to remain competitive in attracting and retaining executive officers.

Benefits and perquisites

We provide our named executive officers with benefits and perquisites consistent with what other similar companies provide. In 2009, our named executive officers were offered benefits that were substantially the same as those offered to all our employees. These benefits included a 401(k) plan and medical, dental and vision insurance. We do not match our employee’s 401(k) contributions. We also provided an enhanced life-insurance policy to our CEO. This benefit is designed to provide additional protection to our CEO’s family in the event of a catastrophic illness or disability as he has personally guaranteed our operating and capital leases. We provide our CEO and CFO with health insurance at no cost to these executive officers. We also pay for miscellaneous club membership fees for our CEO. We do not provide a pension plan or other defined benefit retirement plan.

Compensation process

The Compensation Committee makes all executive officer compensation decisions. Each year, the Committee reviews and evaluates the compensation paid to our executive officers and determines the base salary, target bonus and the equity related grants for each executive officer, if any. We consider several factors when determining appropriate compensation levels for each executive officer, including:

●	individual leadership, expectations, expertise, skills and knowledge;

●	individual performance and contributions to financial goals;

●	labor market conditions; and

●	competitive compensation practices.

Our approach to evaluating these factors is not formulaic, and the Compensation Committee may place more or less weight on a particular factor when determining an executive officer’s compensation. Due to the size of the Company and the lack of a specific peer group of companies against which we could benchmark, the Committee does not use an outside consultant to provide advice on the executives’ compensation at this time.

Treatment of prior compensation

The Compensation Committee considers, in addition to the factors described above, equity awards previously granted to each individual, each individual’s vested and unvested equity awards for the current year, the current value and potential value over time using stock appreciation assumptions for vested and unvested equity awards, the vesting schedule of the individual’s outstanding equity awards, comparison of individual equity awards between executive officers and in relation to other compensation elements, shareholder dilution, and total accounting expense as part of its annual evaluation of executive compensation. The amount of past compensation, including annual bonus awards and amounts realized or realizable from prior equity awards, is generally not a significant factor in the Committee’s evaluation because bonuses are awarded for annual performance and equity awards are granted as part of the target total direct compensation the Committee establishes each year.

Involvement of CEO and management

In determining the total compensation for each executive officer, the Compensation Committee considers the specific recommendations of our CEO and the Committee’s own assessment of the executive officer’s performance, the executive officer’s expectations and other factors it deems relevant. Our CEO’s recommendations to the Committee typically include discussion of the role and responsibilities of the executive officer within Speedemissions, the performance of the executive officer, the expected future contributions of the executive officer, the executive officer’s own expectations, and competitive and market considerations. Although our CEO makes recommendations regarding the executive officers, he does not make a recommendation or participate in the discussions concerning his own compensation, which is solely the responsibility of the Compensation Committee.

Other key practices and policies

Tax considerations

The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code when determining the compensation of executive officers. Section 162(m) limits the amount that we may deduct for compensation paid to our executive officers to $1,000,000 per person, unless certain exemption requirements are met. We believe that compensation paid under our executive officer incentive plans is generally fully deductible for federal income tax purposes.

Equity granting practices

Our practice has been to grant equity incentives to executive officers and/or non-executive employees on an annual basis. Historically, annual equity incentives are granted during the Compensation Committee’s regularly scheduled meeting after the annual shareholders meeting. Individual grant amounts and all terms of the award are approved by the Committee at the meeting, and the exercise price per share for each stock option granted is the per share closing market price of our common stock on the grant date. The Committee grants these equity incentives for all employees at its discretion, but generally cannot reduce or increase a specific award once made.   The Company did not grant equity incentives to executive officers and directors in 2009.

We have no program or practice to time equity incentive grants in connection with the release of material non-public information.

Committee discretion

The Compensation Committee may reduce the amount payable under the Executive Incentive Compensation Plan to an executive officer by up to 100%, based on factors that it determines warrant such a reduction, but historically has not exercised this discretion to any significant degree. The Committee also has the discretion to include or exclude any extraordinary items affecting the performance target, including any changes in accounting. Under the plan, the Committee has no discretion to increase any amount payable to an executive officer. The Committee may, however, authorize additional cash compensation outside of the plan. For example, the Committee could award additional one-time compensation for retention purposes or for an executive officer’s extraordinary contributions to our company.

Analysis of 2009 executive officer compensation

General

The 2009 Target Total Direct Compensation table below summarizes the target total direct compensation levels established by the Compensation Committee. Following the table, we discuss each compensation element summarized in the table.

	2009 Target Total Direct Compensation

Name	Annual Salary ($)	Target Bonus (as a % of Annual Salary)	Target Total Cash Compensation (1) ($)	Target Option Awards (2) ($)	Target Total Direct Compensation (3) ($)
Richard A. Parlontieri, CEO	208,668	0%	208,668	0	208,668
Michael S. Shanahan, CFO	136,000	0%	136,000	0	136,000

1.	The sum of annual salary plus target bonus.

2.
The amounts set forth in the “Target Option Awards” column reflect the grant date fair value with respect to stock options granted in the fiscal year.  The dollar amounts set forth in the Option Awards column are different than the stock option the dollar amounts recognized for equity awards for financial statement reporting purposes because the stock option allowance amounts are reflective of the total compensation amount attributable to the stock option grants, not the accounting valuation.  This includes amounts related to awards granted in and prior to the fiscal year covered. These amounts may not correspond to the actual value eventually realized by each executive officer, which depends on the extent to which performance conditions are ultimately met and the market value of our common stock in future periods. Information regarding the assumptions used in the calculation of these amounts are described in “Note 11 Preferred and Common Stock Transactions” of Speedemissions’ consolidated financial statements for the year ended December 31, 2009, included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2010. There were no stock option awards to executive officers in 2009.

3.	The sum of annual salary plus target bonus plus the estimated grant date fair value of the 2009 stock option award.

Base Salary

The Compensation Committee reviews each named executive officer’s salary annually and makes adjustments when appropriate to reflect competitive market factors and the individual factors described above under “Compensation process.” The key factors in the Committee’s evaluation of the executive officer’s 2009 salary included anticipated increases in the labor market and individual performance that merited an increased salary. Based on these factors, the Committee approved an aggregate 4.8% increase to the executive officers’ salaries, effective January 1, 2009. Mr. Parlontieri’s salary increased 3.0%. Mr. Shanahan’s salary increased 7.9%.

The Compensation Committee met in June 2009 and approved an increase to the annual base salary of Mr. Parlontieri to $225,000.  The Compensation Committee added the responsibilities of Secretary to Mr. Shanahan’s role with the Company and increased his annual base salary to $145,000.

The Compensation Committee met in December 2009 to set base salaries for 2010 for each executive officer. Following the review of each executive officers performance, historical compensation and ranges of market compensation for each executive officer, the Compensation Committee approved base salaries for 2009 of $231,750, a 3% increase, for Mr. Parlontieri and $150,000, a 3.4% increase, for Mr. Shanahan.

Short-term incentive compensation

The executive officers’ annual target bonus is determined as a percentage of annual salary. The Compensation Committee did not set an annual target bonus in 2009 under the Executive Incentive Compensation Plan as our net income/(loss) was not expected to generate sufficient excess positive cash flows from operations to pay a target bonus. Accordingly, the target bonus in 2009 for each executive was set at $0.

We have not paid a bonus under the plan in prior years as we have not generated sufficient excess positive cash flows from operations to pay a target bonus. The Company did not pay a target bonus in 2009, which was in accordance with the target bonus of $0 set by the Compensation Committee. The Compensation Committee did not award discretionary bonuses in 2009. The Compensation Committee has not set an annual bonus target for the executive officers in 2010 under the Executive Incentive Compensation Plan.

Equity-based incentives

The Compensation Committee did not grant equity awards to our executive officers in 2009. Accordingly, the estimated fair value of the 2009 stock option awards granted to our executive officers was $0.

The Summary Compensation Table shows certain compensation information for services rendered by our executive officers in all capacities for the fiscal years ended December 31, 2009 and 2008. Other than as set forth herein, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

COMPENSATION COMMITTEE REPORT

          The Compensation Committee of the Board of Directors has reviewed and discussed the “Compensation Discussion and Analysis” for 2009 with management of the Company. Based on that review and discussion, we recommended to the Board that the “Compensation Discussion and Analysis” be included in the Company’s proxy statement for the 2010 annual meeting of shareholders, and also in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009.

Michael E. Guirlinger

Gerald Amato

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Richard A. Parlontieri,	2009	221,685	0	0	0	0	40,559	(2)	262,244
President and CEO (4)	2008	202,591	0	0	36,007	0	20,800	(3)	259,398

Michael S. Shanahan,	2009	143,615	0	0	0	0	0		143,615
CFO and Secretary	2008	126,000	0	0	18,422	0	0		144,422

(1)
The amounts set forth in the “Option Awards” column reflect the grant date fair value with respect to stock options granted in the fiscal year.  The dollar amounts set forth in the Option Awards column are different than the stock option the dollar amounts recognized for equity awards for financial statement reporting purposes because the stock option allowance amounts are reflective of the total compensation amount attributable to the stock option grants, not the accounting valuation.  This includes amounts related to awards granted in and prior to the fiscal year covered. These amounts may not correspond to the actual value eventually realized by each executive officer, which depends on the extent to which performance conditions are ultimately met and the market value of our common stock in future periods. Information regarding the assumptions used in the calculation of these amounts are described in “Note 11 Preferred and Common Stock Transactions” of Speedemissions’ consolidated financial statements for the year ended December 31, 2009, included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2010.

(2)
Includes $14,616 for taxable term life insurance policy premiums where the Company is not the beneficiary; $7,595 in federal and state tax gross ups; $9,000 in compensation as a director of the Company; $7,800 for automobile allowance and miscellaneous club membership fees of $1,548.

(3)
Includes $6,090 for taxable term life insurance policy premiums where the Company is not the beneficiary; $6,000 in compensation as a director of the Company; $7,200 for automobile allowance and miscellaneous club membership fees of $1,510.

(4)
Management and directors of Speedemissions receive additional compensation, whether cash, stock or otherwise, in their capacity as directors. Therefore, the amounts set forth in the “All Other Compensation” column disclosed for Mr. Parlontieri, who serves also as a director, reflects compensation received by him in his capacity both as an executive officer and as a director.

 Salary. Salaries paid to our executive officers are set forth in the “Salary” column in the 2009 Summary Compensation Table. For fiscal 2009, salaries paid to our executive officers accounted for the following percentages of each executive officer’s total compensation, as reported in the total column of the 2009 Summary Compensation Table: Mr. Parlontieri (85%) and Mr. Shanahan (100%).

 Bonus. Bonuses earned by our executive officers are set forth in the “Bonus” column of the 2009 Summary Compensation Table. The executive officer’s did not receive cash awards under our Executive Incentive Compensation Plan, as further described under the caption “Non-Equity Incentive Plan Compensation” below. The discretionary bonuses are described in further detail under the caption “Compensation Discussion and Analysis – Short-term incentive compensation” above.

 Stock Awards. The Company has not granted stock awards to its executive officers. This is reflected in the “Stock Awards” column of the 2009 Summary Compensation Table.

 Option Awards. The Company did not grant stock options to its executive officers in 2009.  The Company granted stock options to its executive officers on May 19, 2008. The amounts included in the “Option Awards” column of the 2009 Summary Compensation Table include the total dollar amount attributable to stock option grants  in 2009 and 2008.  For the assumptions used to determine the compensation expense, see “Note 11 Preferred and Common Stock Transactions” of Speedemissions’ consolidated financial statements for the year ended December 31, 2009, included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2010.

 Non-Equity Incentive Plan Compensation. The Company did not make a payout in 2009 under its Executive Incentive Compensation Plan. This is reflected in the “Non-Equity Incentive Plan Compensation” column of the 2009 Summary Compensation Table. For fiscal 2009, the combined discretionary bonus and incentive bonus paid under the Executive Incentive Compensation Plan to our executive officers accounted for the following percentages of each executive officer’s total compensation reported in the “Total” column of the 2009 Summary Compensation Table: Mr. Parlontieri (0%) and  Mr. Shanahan (0%).

 All Other Compensation. All other compensation of our executive officers is set forth in the 2009 Summary Compensation Table for Fiscal 2009 and described in greater detail in footnote 4 of the Table. These benefits are discussed under the caption “Compensation Discussion and Analysis – Benefits and perquisites” above.

 Additional Information. We have provided additional information regarding the compensation we pay to our executive officers under the caption “Compensation Discussion and Analysis” above.

Potential Payments Upon Termination and Change in Control

 Mr. Parlonieri has an employment agreement with Speedemissions that provides for limited payments and benefits following termination of his employment without “cause” or if his employment is terminated due to a change of control. Additionally, our options plans provide for acceleration of the vesting of outstanding equity awards upon a change in control for all Company associates, including the named executive officers.

Employment Agreements

 Effective September 15, 2003, we entered into a rolling three-year employment agreement with Mr. Parlontieri. This employment agreement was amended on December 19, 2003. Under the terms of the agreement, Mr. Parlontieri receives a minimum salary adjustment of 3% per year, plus an automobile and expense allowance, and is eligible for an annual bonus. In December 2009, the Compensation Committee approved a salary increase to $231,750 pursuant to the salary adjustment term of the employment agreement. The agreement may be terminated by us for cause, in which case Mr. Parlontieri would not be entitled to severance compensation, or without cause, in which case Mr. Parlontieri would be entitled to the balance of his salary due under the agreement, plus other compensation earned through the date of termination. If Mr. Parlontieri’s employment terminates due to a change of control of our company, Mr. Parlontieri is entitled to receive $695,250, which is his base salary multiplied by three.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END TABLE

Name	Grant Date	Number of Securities Underlying Unexercised Options (#)Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Richard A. Parlontieri	12/19/2003	41,000	—	2.50	12/18/2013
President, CEO	03/10/2005	3,000	—	2.50	03/10/2015
	12/21/2005	150,000	—	1.00	12/20/2015
	10/01/2006	1,075,000	—	0.58	09/30/2016
	05/19/2008	716,666	358,334	0.125	05/18/2018
Michael S. Shanahan	12/15/2005	20,000	—	1.00	12/14/2015
CFO	10/01/2006	200,000	—	0.58	09/30/2016
	05/19/2008	366,666	183,334	0.125	05/18/2018

(1)	Option Grant Date	Vesting Schedule
	December 19, 2003	25% vested December 19, 2003, and the remaining 75% vested annually in 25% increments over the following 3 years
	March 10, 2005	100% vested on March 10, 2005
	December 15, 2005	33% vested on December 15, 2005, and the remaining 67% vested annually in 33% increments over the following 2 years
	December 21, 2005	33% vested on December 21, 2005, and the remaining 67% vested annually in 33% increments over the following 2 years
	October 1, 2006	33% vested on October 1, 2006, and the remaining 67% vested annually in 33% increments over the following 2 years
	May 19, 2008	33% vested on May 1, 2008, and the remaining 67% vest annually in 33% increments over the following 2 years

There were no options exercised by our executive officers during fiscal 2009. No stock awards vested during fiscal 2009. The Company does not maintain a pension plan or nonqualified deferred compensation plans for its executive officers.

DIRECTOR COMPENSATION

Our director compensation program is structured to enable us to:

●	Attract and retain qualified non-employee directors by providing total compensation that is competitive with other companies our size; and

●	Align director’s interests with shareholders’ interests by including equity as a significant portion of each non-employee director’s compensation package.

In setting director compensation, we consider compensation offered to directors by other companies our size, the amount of time that our directors spend providing services to us, our financial position, and the experience, skill and expertise that our directors have. Directors who are employees of Speedemissions receive the same director compensation for their service as the other directors. Due to the size of the Company and the lack of a specific peer group of companies against which we could benchmark, the Committee does not use an outside consultant to provide advice on the directors’ compensation at this time.

2009 Director Compensation

Each of our directors received $500 per month for the period January 1, 2009 – June 30, 2009.   On June 15, 2009, the Board increased the monthly board fee to $1,000 with an effective date of July 1, 2009.  The Company reimburses our directors for  reasonable out-of-pocket expenses incurred in attending our annual shareholder meeting. Directors are eligible to receive annual equity awards as determined by the Compensation Committee. The Company did not grant stock options or stock awards to directors in 2009.

2009 Director Compensation Table

The following table summarizes the compensation earned by each non-employee director in 2009.

Name (1)	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Bradley A. Thompson	9,000	0	9,000
Ernest A. Childs, Ph.D	9,000	0	9,000
Gerald Amato	9,000	0	9,000
Michael E. Guirlinger	9,000	0	9,000

(1)	Excludes Richard A. Parlontieri, whose compensation as director is included in the Summary Compensation Table.

The 2009 Director Compensation Table does not include reimbursement for reasonable out-of-pocket expenses incurred in connection with meeting attendance. Cash fees paid to the directors are approved by the Compensation Committee and paid within a reasonable time after each meeting.

Certain Relationships and Related Transactions

The Company did not enter into any material related party transactions during the twelve months ended December 31, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our equity securities with the SEC, which are called Section 16 Reports. Such directors, executive officers and 10% shareholders are also required to furnish us with copies of all Section 16 Reports they file.

We believe that all Section 16(a) filing requirements applicable to our directors, executive officers and 10% shareholders were complied with during fiscal year 2009.

 Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating with Directors.

We have adopted policies on reporting of concerns regarding accounting and other matters and on communicating with our directors. Any person, whether or not an employee, who has a concern about the conduct of Speedemissions or any of our people, including with respect to our accounting, internal accounting controls or auditing issues, may, in a confidential or anonymous manner, communicate that concern to the members of the Audit Committee by mail or telephone at the address and number of the headquarters of Speedemissions. In addition, any person may communicate directly with our directors by mail or telephone at the address and number of the headquarters of Speedemissions.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

We have no present knowledge of any other matters to be presented at the annual meeting. If any other matters should properly come before the annual meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

PROPOSALS OF SHAREHOLDERS

Shareholder Nominations for Directors

Our Bylaws do not have specific procedures for shareholder nominations of directors. Shareholders who wish to nominate directors at an annual meeting of the shareholders must contact Richard A. Parlontieri, Chief Executive Officer, at 1015 Tyrone Road, Suite 220, Tyrone, Georgia 30290, telephone (770) 306-7667, by December 31 in the year preceding the annual meeting. The shareholder must provide Mr. Parlontieri with the name, address and resume, and any other information requested by the Board of Directors, of his or her nominee for director.

Shareholder Proposals for our 2011 Annual Meeting

If you wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2011 annual meeting, you must submit your proposal in proper form (in accordance with the SEC Rule 14a-8), to our secretary, Michael Shanahan on or before December 31, 2010, in order for the proposal to be considered for inclusion in the proxy statement for the 2011 annual meeting of Shareholders. Simply submitting a proposal does not guarantee its inclusion, as the rules of the SEC make clear.

OTHER MATTERS

Important Notice Regarding Delivery of Shareholder Documents

We have sent a notice to certain street name shareholders of common stock or Series A Convertible Preferred Stock who share a single address, indicating that only one copy of the Notice of Internet Availability of Proxy Materials is being sent to that address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” reduces our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate copy of the Notice of Internet Availability of Proxy Materials, he or she may contact Michael Shanahan at 1015 Tyrone Road, Suite 220, Tyrone, Georgia 30290, telephone (770) 306-7667. Any such shareholder may also contact Mr. Shanahan at (770) 306-7667, if he or she would like to receive separate proxy statements in the future. If you are receiving multiple copies of the Notice of Internet Availability of Proxy Materials, you may request householding in the future by contacting Mr. Shanahan at (770) 306-7667.

Incorporation by Reference

To the extent that this proxy statement is incorporated by reference into any other filing by Speedemissions under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement titled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC), as well as the exhibits to this proxy statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.

REVOCABLE PROXY
SPEEDEMISSIONS, INC.
PROXY SOLICITED ON BEHALF OF YOUR BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 14, 2010

The Shareholder executing this Proxy appoints Richard A. Parlontieri and Michael S. Shanahan, and each of them, each with full power to appoint his or her substitute, attorneys and proxies to represent the Shareholder and to vote and act with respect to all shares of common stock of Speedemissions, Inc. (“Speedemissions”) that the Shareholder would be entitled to vote on all matters which come before the Annual Meeting of Shareholders of Speedemissions referred to above (the “Annual Meeting”) and at any adjournment(s) or postponement(s) of the Annual Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPEEDEMISSIONS, INC.  IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF SPEEDEMISSIONS COMMON STOCK AND SERIES A CONVERTIBLE PREFERRED STOCK, IF APPLICABLE, REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED.  IF NO DIRECTION IS MADE, SUCH SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES LISTED HEREIN, FOR THE RATIFICATION OF HABIF, AROGETI & WYNNE, LLP AS THE INDEPENDENT AUDITORS OF SPEEDEMISSIONS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.  THE SHARES OF SPEEDEMISSIONS COMMON STOCK AND SERIES A CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

ADDRESS CHANGE/COMMENTS (Mark the corresponding box on the reverse side.)

(Continued and to be signed on reverse side.)

MARK HERE                                      [  ]
FOR ADDRESS
CHANGE OR
COMMENTS
SEE REVERSE SIDE

1.     ELECTION OF FIVE (5) DIRECTORS, each to serve until his successor is duly elected and qualified:

       01.  Richard A. Parlontieri

       02.    Bradley A. Thompson

       03.    Ernest A. Childs

       04.    Gerald Amato

       05.    Michael E. Guirlinger

NOTE: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST ABOVE.

	FOR ALL NOMINEES LISTED HEREIN (EXCEPT AS MARKED TO THE CONTRARY) [ ]	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED HEREIN [ ]
2. RATIFICATION OF HABIF, AROGETI & WYNNE, LLP AS INDEPENDENT AUDITORS OF SPEEDEMISSIONS FOR FISCAL YEAR ENDING DECEMBER 31, 2010	FOR THE RATIFICATION OF HABIF, AROGETI & WYNNE, LLP [ ]	AGAINST THE RATIFICATION OF HABIF, AROGETI & WYNNE, LLP [ ]	ABSTAIN [ ]

Signature

Signature if held jointly

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.